                                                                   EXHIBIT 4 (h)

                                    SCHEDULE

                                     TO THE

                                      2002

                                MASTER AGREEMENT

                          DATED AS OF NOVEMBER 16, 2004

           BETWEEN GENERAL ELECTRIC CAPITAL SERVICES, INC. ("PARTY A")

                                       AND

        GE COMMERCIAL EQUIPMENT FINANCING LLC, SERIES 2004-1 ("PARTY B")

                                     PART 1

                             TERMINATION PROVISIONS

In this Agreement --

(a) "SPECIFIED ENTITY" means in relation to Party A and Party B for the purpose of Sections 5(a)(v), (vi), (vii) and Section 5(b)(v): Not applicable.

(b) "SPECIFIED TRANSACTION" will have the meaning specified in Section 14 of this Agreement.

(c) The "FAILURE TO PAY OR DELIVER" provision of Section 5(a)(i) is hereby amended by replacing the word "first" with the word "third" in the third line thereof.

(d) The "BREACH OF AGREEMENT" provision of Section 5(a)(ii) will not apply to Party A and will not apply to Party B.

(e) The "MISREPRESENTATION" provision of Section 5(a)(iv) will not apply to Party A and will not apply to Party B.

(f) The "CROSS DEFAULT" provisions of Section 5(a)(vi) will not apply to Party A and will not apply to Party B.

(g) The "BANKRUPTCY" provision of Section 5(a)(vii) is hereby amended by replacing "15" with "30" in the 16th and 23rd lines thereof.

(h) The "CREDIT SUPPORT DEFAULT" provision of Section 5(a)(iii) will apply to Party A and will not apply to Party B; provided, however, that Party A shall have a 30-days grace period following the occurrence of an event under Section 5(a)(iii) to cure such event before it becomes an Event of Default.

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(i)   The "FORCE MAJEURE EVENT" provision of Section 5(b)(ii) will not apply to
      Party A and will not apply to Party B.

(j) The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(v) will not apply to Party A and will not apply to Party B.

(k) The "AUTOMATIC EARLY TERMINATION" provisions of Section 6(a) will not apply to Party A and will not apply to Party B.

(l)   "TERMINATION CURRENCY" means United States Dollars.

(m) ADDITIONAL TERMINATION EVENT will apply. The following shall constitute an Additional Termination Event:

      (i) Credit Downgrade - Party A. If at any time (i) the unsecured debt ratings of Party A are withdrawn or reduced below "A+" (long term) or, if a short term rating is in effect for Party A, "A-1" (short term) by Standard & Poor's Rating Services ("S&P"); or (ii) (a) Party A has both long and short term unsecured debt ratings from Moody's Investors Service, Inc. ("Moody's"), and any such rating is withdrawn, reduced below (or put on watch for downgrade at) "A1" (long term) or "P-1" (short term) or (b) Party A has only a long-term unsecured debt rating from Moody's and such rating is withdrawn, reduced below (or put on watch for downgrade at) "Aa3" (any of the above referenced withdrawals or reductions in credit status being herein referred to as a "Downgrade"); then Party A shall promptly notify Party B by telephone (promptly confirmed in writing), and Party B then shall notify the Rating Agencies. Party A shall then, at its own expense, (in consultation with Party B), within 30 days of the date of the Downgrade, enter into a "Qualifying Substitute Arrangement" (as defined below) to assure performance by Party A of its obligations under the Transactions. If Party A fails to enter into a Qualifying Substitute Arrangement pursuant to this provision, it shall be an Additional Termination Event in which Party A is the sole Affected Party.

            "Qualifying Substitute Arrangement" shall mean one of the following arrangements: (i) providing an unconditional guaranty or letter of credit to Party B covering all of the obligations under this Agreement and all Transactions hereunder in which the guarantor or provider of the applicable letter of credit satisfies the Counterparty Ratings Requirement or (ii) procuring a Replacement Transaction which replaces all Transactions outstanding under this Agreement with Transactions on identical terms, in either (i) or (ii) in satisfaction of the Rating Agency Conditions.

            "Counterparty Ratings Requirement" means with respect to any entity, that either such entity or its Credit Support Provider, has (i) (a) a Moody's long-term unsecured debt rating or counterparty rating of at least "Aa3" where the entity or its Credit Support Provider has only a long-term unsecured debt rating (b) a Moody's long-term and short-term unsecured debt rating of at least "Aa3" and "P-1", respectively, where the entity or its Credit Support Provider has both a long-term and a short-term debt rating, and (ii) (a) an S&P long-term unsecured debt rating or counterparty rating of at least "AA" where the entity or its Credit Support Provider has only a long-term unsecured debt rating or (b) an S&P long-term and short-term unsecured debt rating of at least "AA" and "A-1" where the entity or its Credit Support Provider has both a long-term and a short-term debt rating," and (iii) notwithstanding the foregoing, if such entity or its Credit Support Provider has a Fitch short-term unsecured debt rating, such rating shall be at least "F1"

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      and if such entity or its Credit Support Provider has a Fitch long-term unsecured debt rating, such rating shall be at least "A".

            "Replacement Transaction" means a transaction, with terms satisfactory to Party B, with a replacement counterparty meeting the Counterparty Rating Requirement who shall assume, at no cost to Party B, Party A's position under this Agreement and all Transactions hereunder.

(n) DISCONTINUED AGENCY. If one of the foregoing credit rating agencies ceases to be in the business of rating Debt Securities and such business is not continued by a successor or assign of such agency (the "Discontinued Agency"), Party A and Party B shall jointly (i) select a nationally-recognized credit rating agency in substitution thereof and
      (ii) agree on the rating level issued by such substitute agency that is equivalent to the ratings specified herein of the Discontinued Agency, whereupon such substitute agency and equivalent rating shall replace the Discontinued Agency and the rating level thereof for the purposes of this Agreement. If at any time all of the agencies specified herein with respect to a party have become Discontinued Agencies and Party A and Party B have not previously agreed in good faith on at least one agency and equivalent rating in substitution for each Discontinued Agency and the applicable rating thereof, the Downgrade provisions of Part 1(m)(i) shall cease to apply to the parties.

                                     PART 2

                               TAX REPRESENTATIONS

(a) PAYER TAX REPRESENTATION. For the purpose of Section 3(e) of this Agreement, Party A and Party B make the following representation:

      Not applicable.

(b) PAYEE TAX REPRESENTATIONS. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:

      Not applicable.

                                     PART 3

                         AGREEMENT TO DELIVER DOCUMENTS

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each Party agrees to deliver the following documents, as applicable:

(a)   Tax forms, documents or certificates to be delivered are: None.

(b)   Other documents to be delivered are:

PARTY
REQUIRED                                                            DATE BY               COVERED BY
TO DELIVER                  FORM/DOCUMENT/                        WHICH TO BE           Section (3)(d)
DOCUMENTS                    CERTIFICATE                           DELIVERED            REPRESENTATION
------------  ------------------------------------------  ----------------------------  --------------
Party A       A copy of the most recent annual report of  Upon request of the other         Yes
              such party or its Credit Support Provider,  party.
              as applicable, containing audited
              consolidated financial statements for such
              fiscal year certified by independent
              certified public accountants and prepared
              in accordance with generally accepted
              accounting principles ("GAAP") in the
              party's country of organization, or, in
              lieu thereof, a copy of such party's most
              recent Form 10-K as filed with the
              Securities and Exchange Commission.

Party A & B   Evidence, reasonably satisfactory in form   At or promptly following the      Yes
              and substance to the receiving party,       execution and delivery of
              concerning the due execution and delivery   this Agreement and the
              of this Agreement or any  Confirmation,     execution and delivery of
              including, without limitation, signing      any Confirmation (if such
              authority and specimen signatures for each  Confirmation so requires).
              signatory.

Party B       Legal opinion in a form satisfactory to     Upon execution of the              No
              the other party.                            Agreement.

Party B       The Indenture and other related documents.  Upon execution of the             Yes
                                                          Agreement

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                                     PART 4

                                  MISCELLANEOUS

(a)   ADDRESSES FOR NOTICES. For the purpose of Section 12(a) of this Agreement:
      Address for notices or communications to Party A:

      Address:    General Electric Capital Services, Inc.
                  201 High Ridge Road
                  Stamford, CT

      Attention:  Senior Vice President - Corporate Treasury and Global Funding
                  Operations
      Telephone:  203-357-4000
      Facsimile:  203-357-4975

      Address for notices or communications to Party B:

      GE Commercial Equipment Financing LLC, Series 2004-1

      Address: c/o General Electric Capital Corporation, as Servicer 201 High Ridge Road
                  Stamford, CT 06927

      Attention:  Senior Vice President - Corporate Treasury
                  and Global Funding Operation

      Telephone:  203-357-4000
      Facsimile:  203-357-4975

(b)   PROCESS AGENT. For the purpose of Section 13(c) of this Agreement:

      Party A appoints as its Process Agent: Not applicable

      Party B appoints as its Process Agent: Not applicable

(c) OFFICES. The provisions of Section 10(a) shall apply to this Agreement; provided, however, that the first sentence of Section 10(a) is hereby amended by deleting the words "except that a party will not have recourse to the head or home office of the other party in respect of any payment or delivery deferred pursuant to Section 5(d) for so long as the payment or delivery is so deferred."

(d) MULTIBRANCH PARTY. For the purpose of Section 10(b), Party A is not a Multibranch Party and Party B is not a Multibranch Party.

(e)   CALCULATION AGENT. The Calculation Agent shall be Party A.

(f) CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document: Not applicable.

(g) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

(h) NETTING OF PAYMENTS. "Multiple Transaction Payment Netting" will not apply for the purpose of Section 2(c) of this Agreement to all Transactions (in each case starting from the date of this Agreement).

(i) "AFFILIATE" will have the meaning specified in Section 14 provided that Party A and Party B shall not have, or be deemed to have, any Affiliates for purposes of this Agreement

(j)   ABSENCE OF LITIGATION. For the purpose of Section 3(c):

      "Specified Entity" means in relation to Party A: Not applicable.

      "Specified Entity" means in relation to Party B: Not applicable.

(k)   NO AGENCY. The provisions of Section 3(g) will apply to this Agreement.

(l) ADDITIONAL REPRESENTATION will apply. For the purpose of Section 3 of this Agreement, the following will constitute an Additional Representation:

      (i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) or the other party as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

      (ii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

      (iii) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

      (iv) Eligible Contract Participant. It is an "eligible contract participant" as defined in Section la(12) of the Commodity Exchange Act, as amended.

(m) CONSENT TO RECORDING. Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

                                     PART 5

                                OTHER PROVISIONS

(a) RECOURSE AND RANKING. The obligations of Party B under this Agreement, and under any Transaction executed hereunder, are solely the obligations of Party B. No recourse shall be had for the payment of any amount owing in respect of any Transaction or any other obligation or claim arising out of or based upon this Agreement against any member, employee, officer, director or agent of Party B. Any accrued obligations owing by Party B under this Agreement and any Transaction shall be payable by Party B solely to the extent that funds are available therefor from time to time in accordance with the provisions of the Indenture; provided that such accrued obligations shall not be extinguished until paid in full. Notwithstanding any provisions contained in this Agreement to the contrary, Party B shall not be obligated to pay any amount pursuant to this Agreement unless Party B has received funds which may be used to make such payment in accordance with the Indenture.

(b) LIMITATION OF DEFAULTS AND TERMINATION. Notwithstanding the terms of Sections 5 and 6 of this Agreement, Party A shall be entitled to designate an Early Termination Date pursuant to Section 6 of this Agreement only as a result of the occurrence of an Event of Default set forth in Section 5(a)(i) or 5(a)(vii) as amended above with respect to Party B as the Defaulting Party or a Termination Event set forth in Sections 5(b)(i) or 5(b)(iii) of this Agreement with respect to Party A as the Affected Party.

(c) NO BANKRUPTCY PETITION AGAINST THE COMPANY. Party A hereby covenants and agrees that, prior to the date which is one year and one day after all the Notes (or any rated securities) issued by Party B have been paid in full it will not institute against, or join any other Person in instituting against, Party B any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

(d)   ADDITIONAL TAX PROVISIONS. The definition of "Indemnifiable Tax" in
      Section 14 of this Agreement is modified by adding the following at the end thereof:

            Notwithstanding the foregoing, "Indemnifiable Tax" also means any Tax imposed in respect of a payment under this Agreement by reason of a Change in Tax Law by a government or taxing authority of a Relevant Jurisdiction of the party making such payment, unless the other party is incorporated, organized, managed and controlled or considered to have its seat in such jurisdiction, or is acting for purposes of this Agreement through a branch or office located in such jurisdiction.

(e) DEFINITIONS. Reference is hereby made to the 2000 ISDA Definitions (the "2000 Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), which are hereby incorporated by reference herein and shall be deemed to be incorporated in each Confirmation hereunder, unless otherwise specified in a Confirmation. Any terms used and not otherwise defined herein which are contained in the 2000 Definitions shall have the meaning set forth therein. Capitalized terms used and not otherwise defined herein or in the Agreement or the 2000 Definitions (hereinafter defined) shall have the meanings assigned to them in the Indenture, dated as of November 16, 2004, among Party B and JPMorgan Chase Bank, N.A., as Indenture Trustee, as amended or supplemented from time to time (the "Indenture").

(f) WAIVER OF CONTRACTUAL RIGHT OF SETOFF. Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all contractual rights it may have to set off, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between the two parties hereunder against any obligations between the two parties under any other agreements.

(g) WAIVER OF RIGHT TO TRIAL BY JURY. Each party irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to trial by jury of any claim, demand or cause of action relating in any way to this Agreement or any Credit Support Document, whether sounding in contract or tort or otherwise, and agrees that either party may file a copy of this section with any court as evidence of the waiver of its jury trial rights.

(h) CONDITIONS PRECEDENT. Section 2(a)(iii)(1) of the Agreement shall not apply to the obligations of Party A unless an Event of Default set forth in Sections 5(a)(i) or 5(a)(vii) as amended above with respect to Party B has occurred and is continuing.

(i) AMENDMENT. No assignments, amendment, modification or waiver in respect of this Agreement will be effective unless (i) the Rating Agency Conditions have been satisfied prior to such assignments, amendment, modification or waiver and (ii) any such assignment, amendment, modification or waiver has been entered into in accordance with the terms of Sections 7 and 9 of this Agreement.

(j) TRANSFERS. Notwithstanding Section 6 and Section 7 of the Agreement, no transfer (other than in connection with Section 7(b)) by Party A shall be effective unless Party A obtains Party B's consent and the Rating Agency Condition has been satisfied prior to such transfer.

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

     Please confirm your agreement to the terms of the foregoing Schedule by signing below.

                                              GENERAL ELECTRIC CAPITAL SERVICES,
                                              INC.

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                              GE COMMERCIAL EQUIPMENT
                                              FINANCING LLC, SERIES 2004-1

                                              By: CEF Equipment Holding, L.L.C.
                                                  its Managing Member

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                       9